Exhibit 99.1

FOR IMMEDIATE RELEASE
February 22, 2012

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

CCG CONTACT:

Mark Collinson

Partner

CCG Investor Relations

(310) 954-1343

NTN Buzztime, Inc. Announces Completion of Rights Offering

CARLSBAD, Calif., February 22, 2012 — NTN Buzztime, Inc. (NYSE AMEX: NTN) today announced that the offering period of its previously announced rights offering expired at 5:00 p.m., Eastern time, on February 21, 2012.

The preliminary results indicate that the Company will issue a total of approximately 2,070,000 shares to stockholders that exercised their subscription rights. In addition, under and in accordance with the terms of the investment agreement the Company entered into with Matador Capital Partners, L.P., Matador will purchase between $1.0 million and $2.0 million worth of shares of the Company’s common stock not subscribed for and purchased by holders upon exercise of their subscription rights. Based on the preliminary results of the rights offering, the Company estimates that it will receive aggregate gross proceeds of between approximately $1.5 million and $2.5 million from the rights offering and under the investment agreement.

Subscription rights that were not exercised by 5:00 p.m., Eastern Time, on February 21, 2012 have expired.

The number of shares to be issued is preliminary and subject to verification by the subscription agent, Broadridge Corporate Issuer Solutions, Inc. The Company expects the subscription agent to finish tabulating the results on or about February 24, 2012. The actual number of shares to be issued will be announced promptly following the completion of the verification process. Holders of record who validly exercised their subscription rights and paid the subscription price in full, will receive certificates representing the shares purchased upon exercise of their subscription rights, or, if such holders hold their shares in book-entry form, we will credit their account with such shares, in each case promptly following the expiration of the rights offering and after all pro rata allocations and adjustments have been completed with respect to the over-subscription.

About Buzztime

NTN Buzztime, Inc. (NYSE Amex: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by over 3,900 bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 2,400,000 registered consumers and nearly 52,000,000 games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants attract new customers, turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter. To get Buzztime for your bar or restaurant, visit www.getbuzztime.com.

Forward-looking Statements

This release contains forward-looking statements, including statements relating to the completion and results of the rights offering. All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although it believes to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: completion of the proposed rights offering, including satisfaction of the conditions to Matador's obligations under the investment agreement, adverse economic conditions, failure of customer and/or player demand, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships, the impact of competitive products and pricing and technical problems or outages and other factors described under “Risk Factors” in the preliminary prospectus included as part of the registration statement on Form S-3 that the Company filed in connection with the rights offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise.